EXHIBIT 10.7c


                                                                      F(2)

                          TWENTY-THIRD AMENDMENT TO AGREEMENT
                     FOR JOINT OWNERSHIP, CONSTRUCTION AND OPERATION
                             OF NEW HAMPSHIRE NUCLEAR UNITS

         This Twenty-Third Amendment, made as of the first day of November 1990,

to  the  Agreement  For  Joint  Ownership,  Construction  And  Operation  Of New

Hampshire Nuclear Units, dated as of May 1, 1973 ("Joint Ownership  Agreement"),

as heretofore amended, by and among Public Service Company of New Hampshire, The

United  Illuminating  Company,  Canal Electric Company (successor in interest to

New Bedford and Edison Light Company),  The Connecticut Light and Power Company,

EUA Power  Corporation,  Massachusetts  Municipal  Wholesale  Electric  Company,

Montaup  Electric  Company,  New England Power Company,  New Hampshire  Electric

Cooperative,  Inc.,  Taunton  Municipal  Lighting  Plant,  Hudson  Light & Power

Department and Vermont Electric  Generation and Transmission  Cooperative,  Inc.

(collectively, the "Participants").

                           W I T N E S S E T H    T H A T

         WHEREAS, Commercial Operation of Unit No. 1 has commenced; and

         WHEREAS,  at least  eighty  percent of the  Participants  wish to amend certain  provisions  of the Joint  Ownership



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Agreement in order to provide for funding of the operation of Unit No. 1;

         NOW,  THEREFORE,  in  consideration of the foregoing and for other good and valuable  consideration,  the  Participants  executing this Amendment hereby agree as follows:

     1. Amendments. The Joint Ownership Agreement is hereby amended as follows:
        ----------
     A.  PARAGRAPH  37.3(A) IS AMENDED BY INSERTING  THE FOLLOWING TWO SENTENCES

AFTER THE FIRST SENTENCE:

             "Upon and after  Commercial  Operation  of Unit No. 1, the  Project

Manager shall prepare and present the next six months' budget, quarter-annually.

The budget will be prepared on a cash basis unless the  Executive  Committee has voted to permit  the  Project  Manager  to  prepare  the budget on an accrual or modified  accrual basis.  In performing its function under this Paragraph  37.3,

the Executive  Committee shall use and be entitled to rely upon, the budget when approved or deemed approved by the Participants as provided in Paragraph 37.3(c)

below."

     B. PARAGRAPH 37.3(D) OF THE JOINT OWNERSHIP  AGREEMENT IS HEREBY AMENDED IN

ITS ENTIRETY AS FOLLOWS:

        "37.3(d)(i)  Operating Deposit.  After Commercial Operation of Unit No.
                     -----------------
1, the Executive Committee shall determine from time to time the amount ("target amount")  of


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an  Operating  Deposit  which  shall  be made by each  Participant  pro-rata  in
                                                                    --------
accordance  with its  Ownership  Share.  The initial  target amount shall be one month's  average  Project Costs as determined  from the approved  budget for the period July through  December 1990 and funded in  accordance  with the Operating

Deposit  Funding  Schedule  (as defined in  Paragraph  37.3(d)(ii)  below).  The

Operating Deposit shall be held by the Disbursing  Agent,  together with routine monthly  billing  payments,  made as required in  Paragraph  37.3(e)  below,  to provide the Project  Manager with working  capital  sufficient  to carry out the

Project  Manager's  obligations  as managing  agent of the Project.  The Project

Manager shall recommend semi-annually (January 1 - June 30 and July 1 - December

31) to the  Executive  Committee  the target amount for the following six months when the Project  Manager  presents to the  Participants  its "next  six-months'

budget".  Such recommendation shall include details of the basis and calculation of the target amount for the next six months.  The target amount so  established by the  Executive  Committee  shall in no event be greater than one and one-half months',  average Project Costs as projected in the next six-months' budget. The

Operating  Deposit shall be funded consistent with the Operating Deposit Funding

Schedule  by the  Participants  pro-rata  in  accordance  with their  respective
                                --------


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Ownership  Shares on the first  business day of each month as may be  necessary,

from time to time,  to restore the target amount so  established.  The Executive

Committee shall determine the schedule for funding the Operating Deposit,  which determination  shall be binding upon all  Participants.  Any  Participant  which fails to fund its pro-rata  share of the Operating  Deposit and to make payments
                  --------
required by  Paragraph  37.3(d)(ii)  below  shall be liable for  interest on the unpaid amount at the rate provided  elsewhere in this Agreement.  The Disbursing

Agent shall bill each  Participant  for its pro-rata share of the target amount.
                                            --------
Such  billings  shall be  included in the routine  monthly  billing  made by the

Disbursing Agent under Paragraph 37.3(e) hereof. Each Participant's share of the

Operating Deposit shall be held in escrow by the Disbursing Agent as provided in

Paragraph 37.3(h) below.

         (ii) Operating Deposit Funding Schedule. Each Participant shall pay its
              ----------------------------------
pro-rata share of the initial target amount of one month's average Project Costs
--------
as follows:  48.2405% thereof ("initial  payment") when billed by the Disbursing

Agent as provided in paragraph (d)(i);  and 51.7595% thereof in 18 equal monthly installments on the first business day of each month, commencing on July 1, 1991

("Operating  Deposit  Funding  Schedule").  Upon  dissolution  of


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the Seabrook  Preoperational  and  Supplementary  Decommissioning  Trusts,  each

Participant shall promptly pay 51.7595% of its share of the  distributions  made to it from such  Trusts to be applied  against  installments  of its then unpaid pro-rata  share of the target  amount in the  inverse  order of when they are to
--------
become due. The initial payment by each Participant shall constitute the minimum dollar  amount to be  maintained by each  Participant  in the Operating  Deposit until the Participant pays its full pro-rata share.  Prior to December 31, 1992,
                                    --------
the target amount shall not exceed one month's average Project Costs as provided in the then current six-months' budget."

     C. THE FOLLOWING NEW PARAGRAPHS 37.3(E),  37.3(F), 37.3(G) AND 37.3(H), ARE

INSERTED:

         "37.3(e) Routine Monthly  Billing.  Not later than the fifteenth day of
                  ------------------------
each month,  or the first business day thereafter,  the Disbursing  Agent shall,

subject to the provisions of Paragraph 37.3(f) of the Joint Ownership Agreement,

bill ("routine  monthly  billing") each  Participant for its pro-rata  Ownership
                                                             --------
Share of the  estimated  Project Costs for the  subsequent  month under the then approved  current  six-months'  budget,  as  established  pursuant to Paragraphs

37.3(a), 37.3(b) and 37.3(c) above. Each invoice shall be due and payable on the first business day of the

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next following  month. Any amount not paid on such date shall bear interest from said due date until the date of payment at the rate  provided  elsewhere in this

Agreement.  Succeeding routine monthly billings shall set forth a reconciliation for the previous month between the estimated  Project Costs  previously  billed,

including any interim  payments billed pursuant to Paragraph  37.3(g) below, and the actual Project Costs  incurred.  Such billings also shall set forth a credit or debit to the then  current  routine  monthly  billed  amount to reflect  such reconciliation and interest due for late payment or other  adjustments,  such as vendor credits and interest.  The routine monthly  billings shall show as debits or credits the amounts  necessary to restore the Operating Deposit to the target amount  as set from  time to time  and  such  amounts  shall  be  funded  by the

Participants  as  provided  in  Paragraph  37.3(d)(i)  and  (ii)  above.  Unless otherwise directed by the Executive Committee or provided by other provisions of this  Agreement,  any net interest  paid by any  Participant  with respect to an overdue  payment for any month's bill shall be credited by the Disbursing  Agent pro-rata  determined by Ownership Share to those  Participants which made timely payment of their bills for each such month."



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         "37.3(f)   Special   Provisions   Re  Payment  of  Project   Costs  and
                    ------------------------------------------------------------
Determination  of Target Amount.  Notwithstanding  the other  provisions of this
-------------------------------
Paragraph 37, the following  additional  provisions shall apply and control with respect to payment of Project Costs and the determination of the target amount:

         (i) The Disbursing Agent shall not include in a routine monthly billing for Project Costs a bill for funds for a major  expenditure  unless such expense is to be paid by the  Disbursing  Agent  during the month for which the  routine monthly billing is made.

         (ii) The Project  Manager,  on a quarterly  basis,  shall report to the

Participants  the difference,  if any, between  estimated  Project Costs to date under the then current budget and Project Costs actually  incurred to said date,

together with estimated  Project costs for the remainder of the current  budget.

If Project Costs actually incurred and Project Costs estimated for the remainder of the then  current  budget  exceed 110% or are less than 90% of the  estimated

Project  Costs in said  budget,  the  Project  Manager  shall  recommend  to the

Executive Committee that a change be made to the estimated Project Costs for the remainder of the budget which change,  if approved in accordance  with


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Paragraph  37.3(c),  shall then be reflected by  modification  of future routine monthly billings by the Disbursing Agent.

         (iii) The  Project  Manager  shall  monitor  and inform  the  Executive

Committee  promptly of the ledger  book  balance of the Project as of the end of each month. If such ledger book balance is anticipated,  or continues, to exceed or be less than the target  amount by plus or minus  10%,  the  Project  Manager shall  recommend  to the  Executive  Committee  whether  and in  what  amount  a reduction or increase  should be made in the funding for future Project Costs so that the closing ledger book balance and the target amount will be substantially the same."

         "37.3(g)  Interim  Billing:  Subject  to  the  prior  approval  of  the
                   ----------------
Executive  Committee,  the  Disbursing  Agent may, from time to time,  obtain an interim  payment  from each  Participant  by means of an Interim  Billing to all

Participants,  for payment of unanticipated expenditures,  which, in the absence of such interim  payment,  would result in the reduction at the end of the month of the sum of (i) the  balance of the  Operating  Deposit and (ii) the amount of funds then remaining from the routine monthly  billings to the minimum  required amount of  $5,300,000,  or less.  To the extent that any Interim  Billing  would result in the  estimated  Project  Costs  exceeding the then current six


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months' budget,  such Interim  Billing shall require  approval,  in advance,  as provided in paragraph  37.3(c)(i) and (ii) above.  Upon receipt of the aforesaid

required  approvals,   the  Disbursing  Agent  shall  without  delay  bill  each

Participant for its pro-rata  Ownership Share of the Interim Billing which shall
                    --------
be the amount  necessary to restore said minimum required balance to $5,300,000.

Each Interim  Billing shall be due and payable ten business days after  issuance by the Disbursing Agent and any amount not paid by such date shall bear interest from said due date until the date of payment at the rate  provided  elsewhere in this  Agreement.  Each Interim Billing shall be accompanied by a letter from the

Project Manager  confirming the amount requested and the reason for the request.

The Project Manager shall use its best efforts at all times to manage cash so as to avoid the need for interim billings."

         "37.3(h)  Escrowed  Funds.  All funds held by, or under the control of,
                   ---------------
the Disbursing Agent at any time, including without limitation, credits received from  contractors,  suppliers and others and all gains and interest derived from investments or otherwise, shall at no time be property of the Participants or of the  Disbursing  Agent but shall be received,  held and invested at all times in escrow and escrow  accounts  solely for the benefit of creditors of the


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Project,  to be disbursed  solely to pay each  Participant's  Ownership Share of

Project Costs."

     D.  PARAGRAPH  29.1  (AMENDMENT)  IS AMENDED  BY  INSERTING  THE  FOLLOWING

SENTENCE AT THE END OF THE FIRST PARAGRAPH THEREOF:

         "Prior to December 31, 1992,  the provisions of Paragraph 37 pertaining to the initial target amount of the Operating  Deposit and the Operating Deposit

Funding Schedule shall not be subject to any amendment,  in whole or in part, or to any alteration by action of the Executive  Committee or Participants,  except upon the written consent of  Participants  who own in the aggregate at least 95%

of the Ownership Shares of the Project."

     2. Counterparts.  Any number of counterparts of this Twenty-Third Amendment
        ------------
may be  executed,  and each shall have the same force and effect as an  original and as if all parties to all of the counterparts had signed the same instrument.

     3.  Limitation  of  Amendments.  Except  as  specifically  amended  by this
         --------------------------
Twenty-Third  Amendment,  the Joint  Ownership  Agreement shall continue in full force and effect without amendment or alteration.

     4. Effectiveness.  This Twenty-Third  Amendment shall become effective when
        -------------
duly executed and delivered by


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Participants  having Ownership Shares aggregating at least eighty percent (80%),

at which time it shall become binding on all Participants.

                  IN  WITNESS  WHEREOF,   the  Participants   have  caused  this

Twenty-Third  Amendment to be duly executed by an authorized  officer, as of the date first written above.


                                   CANAL ELECTRIC COMPANY

                                   By
                                   Title:



                                   THE CONNECTICUT LIGHT AND POWER COMPANY

                                   By
                                   Title:



                                   EUA POWER CORPORATION

                                   By
                                   Title:



                                   HUDSON LIGHT & POWER DEPARTMENT

                                   By
                                   Title:



                                   MASSACHUSETTS MUNICIPAL
                                   WHOLESALE ELECTRIC COMPANY

                                   By
                                   Title:



                                     - 11 -
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                                   MONTAUP ELECTRIC COMPANY

                                   By
                                   Title:




                                   NEW ENGLAND POWER COMPANY

                                   By
                                   Title:



                                   NEW HAMPSHIRE ELECTRIC COOPERATIVE

                                   By
                                   Title:



                                   PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE,
                                   DEBTOR AND DEBTOR-IN-POSSESSION

                                   By
                                   Title:



                                   TAUNTON MUNICIPAL LIGHTING PLANT

                                   By
                                   Title:



                                   THE UNITED ILLUMINATING COMPANY

                                   By
                                   Title:


                                     - 12 -
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                                    VERMONT ELECTRIC GENERATION
                                    AND TRANSMISSION COOPERATIVE, INC.

                                    By
                                    Title:



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